Exhibit 10.6

THIS AGREEMENT is made on 28 January, 2008

BETWEEN:

(1)	KALITHEA MARITIME S. A., a company incorporated in the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the ‘‘Seller’’);

(2)	OCEANAUT, INC., a company incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (‘‘Oceanaut’’); and

(3)	LUMLEY SHIPHOLDING S.A., a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia (the ‘‘Nominee’’).

WHEREAS:

(A)	By a memorandum of agreement (the ‘‘MOA’’) dated 12 October 2007 made between Oceanaut or its guaranteed nominee and the Seller, the Seller agreed to sell to, and Oceanaut agreed to buy, one Bulk Carrier under construction having Hull No. KA216 (the ‘‘Vessel’’) on the terms and conditions set out therein.

(B)	By a letter dated 17 October 2007, Oceanaut notified the Seller of its nomination of the Nominee as the Buyer under the MOA.

(C)	The parties agree that the Nominee shall assume the rights and obligations of the Buyer under the MOA subject to the terms and conditions set out in this Agreement.

NOW IT IS AGREED as follows with effect from the date of this Agreement:

1.	Words and expressions defined in the MOA shall have the same meaning when used in this Agreement unless the context otherwise requires.

2.	In consideration of the agreement of the Nominee to purchase the Vessel upon the terms and conditions set out in the MOA, the parties agree that the Nominee shall assume from the date of this Agreement all the rights and obligations of the Buyer under the MOA, and the Nominee shall be bound in all respects as if it had been originally named in the MOA as the Buyer.

3.	In consideration of US$10 and such other good and valuable consideration (the receipt and adequacy of which Oceanaut hereby acknowledges), Oceanaut:

(a)	agrees that, notwithstanding Clause 2 of this Agreement, the deposit of twenty per cent. (20%) of the Purchase Price lodged by it in accordance with Clause 2 of the MOA shall remain as security in favour of the Seller for the performance by the Nominee of its obligations under the MOA (as amended by this Agreement), and Oceanaut undertakes to release, and the Nominee undertakes to procure that Oceanaut releases, the said deposit in favour of the Seller forthwith upon the Nominee’s instructions but otherwise in accordance with the terms and conditions of the MOA;

(b)	unconditionally and irrevocably guarantees to the Seller, as primary obligor and not merely as a surety, the due and faithful performance by the Nominee of all its obligations under the MOA (as the same may be supplemented and amended from time to time), including without limitation due and prompt payment of the Purchase Price;

(c)	confirms that its liability under its guarantee contained in this Agreement shall not be affected by any time or indulgence now or hereafter given by the Seller to the Nominee or by any alteration to or variation of the terms of the MOA the Seller may hereafter agree with the Nominee or by any other matter or circumstances (including, without limitation, bankruptcy or insolvency of the Nominee) which might otherwise discharge its liability hereunder as guarantor of the Nominee.

4.	The Seller consents to the nomination of the Nominee and agrees to perform all of its obligations as Seller towards the Nominee, as if the Nominee was the original Buyer under the MOA.

5.	The words ‘‘30/04/2009’’ at line 61 of Clause 5 of the MOA are replaced with the words ‘‘31 December, 2008’’.

6.	This Agreement shall be governed by and construed in accordance with English law.

7.	Any dispute arising out of or in connection with this Agreement shall be settled in accordance with Clause 16(a) (arbitration) of the MOA, as if the same were setout herein in full, mutatis mutandis, provided that Oceanaut and the Nominee shall be treated as one party.

8.	Except as provided hereinabove, the terms and conditions of the MOA shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this 28th day of January, 2008.

For and on behalf of KALITHEA MARITIME S. A.	For and on behalf of OCEANAUT, INC.

For and on behalf of LUMLEY SHIPHOLDING S.A.